EXHIBIT A

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that each of the undersigned is individually eligible to use the Schedule 13G to which this Exhibit is attached, such Schedule 13G is filed on behalf of each of the undersigned and all subsequent amendments to such Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Date: February 12, 2016

By:	Phase4 Ventures III General Partner Limited

/s/ Charles Sermon
Name:	Charles Sermon
Title:	Director

By:	Phase4 Partners Limited

/s/ Charles Sermon
Name:	Charles Sermon
Title:	Director

Phase4 Ventures III LP

By: Phase4 Partners Limited, its manager

/s/ Charles Sermon
Name:	Charles Sermon
Title:	Director

By:	Phase4 Ventures III GP LP

By: Phase4 Ventures III General Partner Limited, its general partner

/s/ Charles Sermon
Name:	Charles Sermon
Title:	Director